                         DEAN WITTER FEDERAL SECURITIES TRUST

                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                        10/31/95

                    6
YIELD=2{[((a-b)/cd)+1]-1}

WHERE: a=Dividends and interest eanred during the period
       b=Expenses accrued for the period
       c=The average daily number of shares outstanding
         during the period that were entitled to receive
         dividends
       d=The maximum offering price per share on the last
         day of the period
                                                           6
YIELD=2{[((4,986,267.14-1,018,794.18)/87,483,018.974X9.49)+1]-1}

                                  =       5.80%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                             FEDERAL SECURITIES TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL TOTAL RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                 (A)
  $1,000         ERV AS OF     NUMBER OF        AVERAGE ANNUAL
INVESTED - P      31-Oct-95    YEARS - n        TOTAL RETURN - T
-------------    -----------   -----------      -----------------

 31-Oct-94        $1,108.90             1               10.89%

 31-Oct-90        $1,492.10          5.00                8.33%

 31-Mar-87        $1,894.20          8.59                7.72%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL TOTAL RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                                          (C)                                     (B)
  $1,000          EV AS OF             TOTAL                 NUMBER OF        AVERAGE ANNUAL
INVESTED - P      31-Oct-95            RETURN - TR           YEARS - n        TOTAL RETURN - t
-------------    -----------           -----------           --------------   ----------------

 31-Oct-94        $1,158.90                 15.89%                     1.00        15.89%

 31-Oct-90        $1,512.10                 51.21%                     5.00         8.62%

 31-Mar-87        $1,864.20                 89.42%                     8.59         7.72%


(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000


FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION


                 TOTAL                 (D) GROWTH OF               (E) GROWTH OF              (F) GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT - G     $50,000 INVESTMENT - G     $100,000 INVESTMENT - G
-----------      -----------           -------------------------------------------------------------------------------

 31-Mar-87            89.42               $16,942                     $94,710                     $189,420

